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                                                                 EXHIBIT 4.20

                               SECURITY AGREEMENT

     SECURITY AGREEMENT, dated as of January 21, 1997, between Striker Industries, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware, with an address at One River Way, Suite 2450, Houston, TX 77056 (the "Company"), each of the Subsidiaries of the Company identified under the caption "Subsidiary Guarantors" on the signature pages hereof (each, a "Subsidiary Guarantor") with an address of One Riverway, Suite 2450, Houston, TX 77056; and BlueStone Capital Partners, L.P., a New York limited partnership, with an address at 575 Fifth Avenue, Now York, New York 10017 (the "Agent"), as agent for the holders (the "Holders") of the Company's Original Issue Discount Promissory Notes issued, or to be issued, in the Offering (the "Notes": terms used and not otherwise defined herein have the meanings ascribed to them in the Notes);

     WHEREAS, the Holders have each extended credit or will extend credit to the Company represented by separate Notes of identical priority which were (or are to be) executed by the Company in favor of each Holder pursuant to an offering (the "Offering") of units (the "Units") of the Company each consisting of Notes in the face amount of $105,000 and warrants to purchase 15,000 shares of the Company's common stock, $.20 par value per share;

     WHEREAS, the Subsidiary Guarantors have jointly and severally guaranteed the Company's obligations under the Notes to the Holders pursuant to a Guarantee Agreement dated December 20, 1996;

     WHEREAS, the Holders have entered into Subscription Agreements in connection with the Offering, pursuant to which, among other things, they have appointed the Agent to act as agent under this Security Agreement for the benefit of all Holders to secure the obligations of the Company to the Holders under their respective Notes;

     WHEREAS, the Company is required to deliver this Security Agreement under the Notes and Subscription Agreements;

     NOW, THEREFORE, the parties hereby agree as follows:

     1.   Grant of a Security Interest.

          (a) To secure the prompt payment, observance and performance in full of each and every Guaranteed Obligation (as defined in the Guarantee Agreement), each Subsidiary Guarantor hereby grants to the Agent a continuing security interest in, and lien upon, the Collateral (as defined in Section 2) which shall terminate on full payment of all amounts owed under the Notes.

          (b) The Company and Agent acknowledge and agree that the lien created hereby shall be subordinate to the lien in favor of Finova Capital Corporation ("Finova") under


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that certain Security Agreement dated April 25, 1995 between Finova and the
Company and certain of the Subsidiary Guarantors, and that the security interest granted hereby is intended to be a second security interest junior in priority to that of Finova. (The lien in favor of Finova is sometimes referred to as the "Permitted Liens.")

     2.   Collateral.

          (a) The collateral covered by this Agreement (the "Collateral") consists of all property (tangible or intangible) of every kind and nature, wherever located and whether now owned or hereafter owned or acquired any Subsidiary Guarantor, whether or not affixed to realty, and all Proceeds and Products thereof in any form, in all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions thereto or therefor, and in all increases or profits received therefor.

          (b) Any and all Collateral described or referred to in this Agreement which is hereafter acquired shall, and without any further conveyance, assignment or act on the part of the Company, any Subsidiary Guarantor, or the Secured Party, become and be subject to the security interests created hereby as fully and completely as though specifically described herein.

     3. Representations and Warranties. The Company and each Subsidiary Guarantor, jointly and severally, represents and warrants, that:

          (a) The Company or a Subsidiary Guarantor owns the Collateral free and clear of any Lien except for Permitted Liens.

          (b) The Company and each Subsidiary Guarantor has all necessary corporate power and authority and has taken all corporate action necessary to execute, deliver and perform this Agreement and Operative Documents to which it is a party and to encumber and grant a security interest in the Collateral.

          (c) There is no effective financing statement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office except as may have been filed in favor of holders of Permitted Liens.

          (d) This Agreement creates a valid security interest of the Agent in the Collateral securing payment of the Obligations. Upon the filing of the financing statements and the other instruments similar in effect, the Agent will have a valid and perfected lien on and security interest in the Collateral senior to all Liens other than the Permitted Liens.

          (e) No consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body, lessor, franchisor or other person or entity is required for the grant by the Company and any Subsidiary Guarantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the

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Company or Subsidiary Guarantor, or for the perfection or exercise by the Agent of its rights and remedies hereunder, except filings of financing documents.

          (f) Neither the Company nor any Subsidiary Guarantor transacts any part of its business under any trade names, division names, assumed names or other name, except for its name set forth in the preamble hereto; the Company's and each Subsidiary's Guarantor's principal business address and chief executive office is as set forth in the preamble; and, with respect to the Collateral owned by any Subsidiary Guarantor, the records concerning the Collateral are kept at the Company's facility in Stephens, Arkansas.

          (g) Each Account, General Intangible and Chattel Paper constituting Collateral is genuine and enforceable in accordance with its terms against the party obligated to pay it (the "Account Company"), and, to the best knowledge of Company and the Subsidiary Guarantors, no Account Company has any defense, setoff, claim or counterclaim against Company or any Subsidiary Guarantor which can be asserted against the Agent, whether in any proceeding to enforce the Collateral or otherwise.

          (h) Each Instrument and each Document constituting Collateral is genuine and in all respects what it purports to be.

     4. Company's and Subsidiary Guarantors' Covenants. The Company and each of the Subsidiary Guarantors agrees and covenants that:

          (a) The Collateral will be used solely for business purposes of the Company and will remain in the possession or under the control of the Company (sale or replacement in the ordinary course excepted) and will not be used for any unlawful purpose. The Collateral will not be misused, abused, wasted or allowed to deteriorate (ordinary wear and tear excepted). The Company will keep the Collateral, as appropriate and applicable, in good condition and repair (ordinary wear and tear excepted), and will clean, shelter, and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property.

          (b) The Company and each Subsidiary Guarantor has executed and will promptly file with the appropriate governmental authorities, or deliver to the Agent for filing, UCC-1 Financing Statements with respect to the Collateral. The Company and each Subsidiary Guarantor shall, at no cost to the Agent, execute, acknowledge and deliver all such other documents and instruments as the Agent reasonably deems necessary to create, perfect and continue the security interest in the Collateral contemplated hereby. The Company and each Subsidiary Guarantor will pay all costs of title searches and filing of financing statements, assignments or other documents in all public offices reasonably requested by the Agent, and will not, without the prior written consent of the Agent, file or authorize or permit to be filed in any public office any financing statement, assignment or other document naming the Company or each Subsidiary Guarantor as Debtor and not naming the Agent, as agent for the Holders, as secured party, except for continuations of any Permitted Lien.

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          (c)  Each of the Company and each Subsidiary Guarantor will defend the
Collateral will defend the Collateral against the claims and demands of all other parties, will keep the Collateral free from all security interests or other encumbrances other than Permitted Liens; and will not sell, transfer, lease, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of the Agent, except that the Company and the Subsidiary Guarantor may sell or lease Inventory in the ordinary course of the Company's business and as otherwise permitted under the Subscription Agreement.

          (d) The Company will, at the Agent's request, will, or will cause the appropriate Subsidiary Guarantor to, mark any and all books and records to indicate the security interest created hereby.

          (e) The Company and each Subsidiary Guarantor will notify the Agent promptly in writing of any change in the location of the Collateral, change in business address or any change in the address at which records concerning the Collateral are kept and any change in the Company's name, identity or corporate or other structure.

          (f) The Company and each Subsidiary Guarantor will prevent the Collateral or any part thereof from being or becoming an accession to other goods not covered by this Agreement.

          (g) The Company and each Subsidiary Guarantor will maintain insurance with responsible insurance companies (and with deductibles) satisfactory to Agent covering the inventory and Equipment of the Company or such Subsidiary Guarantor, in such amounts as is usually carried by companies engaged in similar businesses and in any event not less than the Agent may from time to time reasonably require, and deliver to the Agent copies of such insurance policies (and all renewals thereof) together with lender's loss payable endorsements naming Agent as a secured party executed by the insurer(s), such policies to provide that coverage may not be modified or terminated without prior notice to Agent.

          (h) The Company and each Subsidiary Guarantor, jointly and severally, shall pay all reasonable expenses, including reasonable attorneys' fees and costs, incurred by the Agent in the preservation, realization, enforcement or exercise of any of the Agent's rights under this Agreement.

     5. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

               (i) A default in the performance, or a breach of any of the covenants of the Company or any Subsidiary Guarantor contained in this Agreement, or of the Company in any Operative Agreement, and continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such breach or after the Company had or should have had knowledge of such breach.

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               (ii) Any representation, warranty or certification made by the
Company or any Subsidiary Guarantor pursuant to this Agreement shall prove to have been false or misleading as of the date made or thereafter in any material respect.

     6. Remedies on Default. Upon the occurrence of an Event of Default, the Agent, for the benefit of the Holders, shall have all rights, privileges, powers and remedies provided an Agent under the UCC and any other applicable law and such additional rights, privileges, powers and remedies as are set forth herein and in the Subscription Agreement, Note and the other Operative Agreements. Without limiting the foregoing, upon the existence or occurrence of any Acceleration:

          (a) The Agent may require the Company or any Subsidiary Guarantors to assemble the Collateral and make it available to the Agent at a place or places designated by the Agent, and the Agent may use and operate the Collateral. At any time following the occurrence of an Acceleration and during the continuation thereof, the Agent shall have full power, in its own name or that of Company or a Subsidiary Guarantor, as the case may be, to collect, endorse, compromise, settle, sell or otherwise deal with any or all the Collateral or Proceeds thereof in a commercially reasonable manner.

          (b) The Agent, in a commercially reasonable manner, may sell, lease or otherwise dispose of and deliver any or all Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable in its sole discretion. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Agent at its address set forth herein at least ten days before the time of sale or other disposition. The Agent may be the purchaser at any such sale, if it is public, and in such event the Agent shall have all rights of a good faith, bona fide purchaser for value from an Agent after a default. The proceeds of any sale may be applied (in whatever order and manner the Agent elects in its sole discretion) to all costs and expenses of sale, including payment of the Obligations, and any remaining proceeds shall be applied in accordance with
Article 9, Part 5, of the UCC. Each of the Company and the Subsidiary Guarantors shall remain liable to the Agent for any deficiency.

          (c) Without in any way requiring notice to be given in the following time and manner, each of the Company and the Subsidiary
Guarantors agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Company or such Subsidiary Guarantor, as the case may be, if such notice is mailed by regular or certified mail postage prepaid, at least ten days prior to such action, to Company's or such Subsidiary Guarantor's address specified in Annex, or to any other address which the Company or any Subsidiary Guarantor has specified in writing to the Agent as the address to which notices hereunder shall be given to the Company or such Subsidiary Guarantor.

          (d) After an Acceleration, the Agent may demand, collect and sue on any of

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the Accounts, Chattel Paper, Instruments and General Intangibles (in the name of the Company, a Subsidiary Guarantor, or the Agent, at the Agent's option); may enforce, compromise, settle or discharge such Collateral without discharging the Obligations or any part thereof; and may endorse the name of the Company or any Subsidiary Guarantor on any and all checks commercial paper, and any other Instruments pertaining to or constituting Collateral.

          (e) The Company or the appropriate Subsidiary Guarantor, as the case may be, will deliver to the Agent, upon demand, all Documents and all Chattel Paper (duly indorsed to the Agent) constituting, representing or relating to the Collateral or any part thereof, and any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts or other documents representing or relating to the Collateral or any part thereof.

     7. Payments After an Event of Default. All payments received and amounts realized by the Secured Party pursuant to Section 6, including all such payments and amounts received after the entire unpaid principal and interest amount of the Notes has been declared due and payable, as well as all payments or amounts then held or thereafter received by the Agent as part of the Collateral while an Event of Default shall be continuing, shall be promptly applied and distributed by the Agent in the following order of priority:


          (a) first, to the payment of all reasonable costs and expenses, including legal expenses and reasonable attorneys' fees, incurred or made hereunder by the Agent, or by any other Holder, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under Section 6, and of all taxes, assessments or liens superior to the lien granted under this Agreement, except any taxes, assessments or other superior lien subject to which any said sale under Section 6 may have been made; and

          (b) second, to the payment to each Holder of the amount then owing or unpaid on such Holder's Note, and in case the payment received and amounts realized by the Agent shall be insufficient to pay in full the whole amount so due, owing or unpaid upon all the Notes, then ratably, in the proportion that the unpaid principal amount of each Note bears to the aggregate unpaid principal amount of all Notes, and in the proportion that the amount of interest accrued under each Note bears to the aggregate amount of interest accrued under all the Notes, with application on each Note to be made first to the unpaid interest thereon, and second, to the unpaid principal thereof, such application to be made upon presentation of the Notes and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid; and

          (c) third, to the payment of the balance or surplus, if any, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

     8. Power of Attorney. Each of the Company and the Subsidiary Guarantors hereby appoints the Agent the attorney-in-fact of Company or such Subsidiary Guarantor, as the case may be, to (i) prepare, sign and file or record, for Company in Company's name, or a

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Subsidiary Guarantor is such Subsidiary Guarantor's name, any financing statement and to take any other action reasonably deemed by the Agent necessary or desirable to perfect and continue the security interest of the Agent hereunder, and to perform any obligations of Company or any Subsidiary Guarantor hereunder, at Company's expense, but without obligation to do so; and
(ii) after an Acceleration to take any and all actions necessary or appropriate to collect, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof and to obtain, adjust, settle and cancel any policies of insurance referred to herein or in the Subscription Agreement. Such power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remains outstanding.

     9. Agent's Right to Cure Reimbursement. If the Company or any Subsidiary Guarantor should fail to do any act as herein provided, the Agent may make or do the same, but shall have no obligation to do so, with reasonable notice to Company or such Subsidiary Guarantor, and without releasing the Company or any Subsidiary Guarantor from any obligation hereof, make or do the same in such manner and to such extent as the Agent may deem necessary to protect the Collateral, including without limitation, the defense of any action purporting to affect the Collateral or the rights or powers of the Agent hereunder, at the Company's expense. The Company shall reimburse the Agent for expenses reasonably incurred under this Section 9.

     10.  Miscellaneous.

          (a) Successors and Assigns. This Agreement, together with the covenants and warranties contained in it, shall inure to the benefit of the Agent, the Holders (subject to the agency of the Agent) and their respective permitted successors, assigns, heirs and personal representatives, and shall be binding upon each of the Company and the Subsidiary Guarantors, and the successors and assigns of each.

          (b) Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered against receipt to the party to whom it is to be given at the address of such party and in the manner set forth in the Subscription Agreement, except that notices to the Subsidiary Guarantor shall be given at the address set forth in above.

          (c) Termination. This Agreement shall terminate on the satisfaction in full of all the Obligations for the payment of money under the Notes and, on such termination, the Agent shall release to the Company and the Subsidiary Guarantors the security interest granted in the Collateral hereunder; provided, however, that if, after receipt of any payment of all or any part of the Obligations, however, the Agent is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason relating to the status of the Company or any Subsidiary Guarantor, this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by the Agent in reliance upon

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such payment, and any such contrary action so taken shall be without prejudice to the Agent's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

          (d) Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          (e) Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law.

          (h) Waiver. No course of dealing and no delay or omission on the part of the Agent in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Agent's rights, powers or remedies. No right, power or remedy conferred by this Agreement upon the Agent shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

          (i) Standard of Care. In the absence of willful misconduct taken or omitted in bad faith gross negligence or other action which, by clear and convincing evidence, greatly departs from commercially reasonable conduct, neither the Agent nor any attorney-in-fact pursuant to this Agreement or any other Operative Agreement shall be liable to the Company, any Subsidiary Guarantor, or any other person for any act or omission, any mistake of fact or any error of judgment in exercising any right or remedy granted herein.








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     IN WITNESS WHEREOF, the parties have executed this Guarantee and Security
Agreement on the date set forth above.

                                              STRIKER INDUSTRIES, INC.

                                              By: /s/ DAVID A. COLLINS
                                                 ------------------------------
                                                 Name:  David A. Collins
                                                 Title:  CEO

                                              SUBSIDIARY GUARANTORS

                                              WEST OXFORD INDUSTRIES, INC.

                                              By: /s/ MATTHEW D. POND
                                                 ------------------------------
                                              Name:  Matthew D. Pond
                                              Title: President

                                              STRIKER HOLDINGS, INC.

                                              By: /s/ DAVID A. COLLINS
                                                 ------------------------------
                                              Name:  David A. Collins
                                              Title: CEO

                                              STRIKER PAPER CORPORATION


                                              By: /s/ DAVID A. COLLINS
                                                 ------------------------------
                                              Name:   David A. Collins
                                              Title:  CEO

                                              BLUESTONE CAPITAL PARTNERS, LP

                                              By:  BlueStone Capital
                                                   Management, Inc.,
                                                   general partner


                                                   By:
                                                      -------------------------
                                                      Kerry J. Dukes
                                                      President